UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Corning Natural Gas Corporation ("Corning") is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by Corning with the U.S. Securities and Exchange Commission on February 28, 2012 (the "Original Filing"). The purpose of this amendment is to correct a typographical error that was contained in Item 1.01 of the Original Filing with respect to the expiration of Corning's new line of credit and the earliest date the line of credit will be due and payable. The Original Report incorrectly reported the expiration date of Corning's new line of credit as February 28, 2012. The actual expiration date of Corning's new line of credit is February 28, 2013. The other disclosures made in the Original Report are unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2012, Corning Natural Gas Corporation ("Corning") renewed its commitment with Community Bank N.A. ("Community Bank") with respect to its revolving line of credit pursuant to a Commercial Line of Credit Agreement and Note ("Credit Agreement"). This line of credit replaces Corning's $7 million revolving line with Community Bank that expires on February 28, 2012. The new line of credit contains similar terms and conditions as the expiring line except that the aggregate borrowings limit is no longer dependent on balances in certain current asset accounts. The principal conditions include that the line of credit will be due and payable in full on the earlier to occur of (1) February 28, 2013, or (2) the date of demand by Community Bank, or (3) the date of an Event of Default (collectively, the "Expiration Date") unless extended by Community Bank. The principal change is that the line of credit bears interest annually at a fluctuating rate equal to the greater of 3.25% or the 30-day Libor Rate plus 2.25%. The expired line had a minimum interest rate of 3.5%.

Any amounts due under the Credit Agreement will become immediately due and payable in the event of default, as defined in the Credit Agreement, and are secured by agreements dated August 4, 2005, November 28, 2005, and March 31, 2010. The Credit Agreement also contains customary representations, warranties and covenants made by the parties.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the full and complete terms of the Credit Agreement, which is attached as Exhibits 10.1 and 10.2 to this current report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter of Commitment dated February 15, 2012 by and between Corning Natural Gas Corporation and Community Bank N.A.

10.2 Commercial Line of Credit Agreement and Note as of February 27, 2012 by and between Corning Natural Gas Corporation and Community Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: March 5, 2012